EXHIBIT 24.0

Power of Attorney
    The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Jeffrey J. Deuel as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.
    This Power of Attorney has been signed by the following persons in the capacities indicated on the 22nd day of February 2023.

Signature	Title

/s/ Brian S. Charneski
Brian S. Charneski	Director

/s/ John A. Clees
John A. Clees	Director

/s/ Trevor D. Dryer
Trevor D. Dryer	Director

/s/ Kimberly T. Ellwanger
Kimberly T. Ellwanger	Director

/s/ Deborah J. Gavin
Deborah J. Gavin	Director

/s/ Gail B. Giacobbe
Gail B. Giacobbe	Director

/s/ Jeffrey S. Lyon
Jeffrey S. Lyon	Director

/s/ Eric K. Chan
Eric K. Chan	Director

/s/ Anthony B. Pickering
Anthony B. Pickering	Director

/s/ Frederick B. Rivera
Frederick B. Rivera	Director

/s/ Brian L. Vance
Brian L. Vance	Director

/s/ Ann Watson
Ann Watson	Director